                                                                 Exhibit 10(h)





















PARKER DRILLING COMPANY
DEFERRED COMPENSATION PLAN


EFFECTIVE JANUARY 1, 1994

PARKER DRILLING COMPANY DEFERRED COMPENSATION PLAN
--------------------------------------------------



PARKER DRILLING COMPANY (the "Company") adopts, effective as of January 1, 1994, an unfunded, deferred compensation plan on behalf of certain designated management or highly compensated employees of the Company. This document defines the provisions of such plan and shall be known as the "Parker Drilling Company Deferred Compensation Plan."

This plan is intended in part to be an unfunded, deferred compensation plan for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

ALL BENEFITS PAYABLE UNDER THIS PLAN CONSTITUTE GENERAL CORPORATE OBLIGATIONS WHICH SHALL BE SUBJECT TO THE CLAIMS OF THE GENERAL CREDITORS OF THE COMPANY IN THE EVENT OF THE COMPANY'S INSOLVENCY.

TABLE OF CONTENTS
---------------------------------------------------------------------

ARTICLE I
                                                                 PAGE
DEFINITIONS                                                       1

      1.1     "Accounting Period"                                 1
      1.2     "Accounts"                                          1
      1.3     "Authorized Leave of Absence"                       1
      1.4     "Beneficiary"                                       1
      1.5     "Board of Directors"                                2
      1.6     "Bonus Award"                                       2
      1.7     "CEO"                                               2
      1.8     "Change of Control"                                 2
      1.9     "Committee"                                         3
      1.10    "Commonly Controlled Entity"                        3
      1.11    "Company"                                           3
      1.12    "Company Stock"                                     3
      1.13    "Compensation"                                      3
      1.14    "Compensation Committee"                            4
      1.15    "Conversion Election"                               4
      1.16    "Deferrals"                                         4
      1.17    "Deferral Election" or "Election"                   4
      1.18    "Deferral Percentage"                               4
      1.19    "Designated Participant"                            4
      1.20    "Effective Date"                                    4
      1.21    "Eligible Employee"                                 4
      1.22    "Employee"                                          5
      1.23    "Employer"                                          5
      1.24    "Enrollment Election"                               5
      1.25    "Exchange Act"                                      5
      1.26    "Installment Form of Payment"                       5
      1.27    "Internal Revenue Code" or "Code"                   5
      1.28    "Investment Election"                               5
      1.29    "Investment Fund" or "Fund"                         5
      1.30    "Notice Date"                                       5
      1.31    "Participant"                                       6
      1.32    "Payment Date"                                      6
      1.33    "Plan"                                              6
      1.34    "Plan Year"                                         6
      1.35    "Qualified Plan"                                    6
      1.36    "Settlement Date"                                   6
      1.37    "Spouse"                                            6
      1.38    "Sweep Date"                                        6
      1.39    "Termination of Employment"                         6
      1.40    "Trade Date"                                        6





TABLE OF CONTENTS
---------------------------------------------------------------------

ARTICLE II
                                                                 PAGE
PARTICIPATION                                                     7

      2.1     Eligibility                                         7
      2.2     New Hires                                           7


ARTICLE III

PARTICIPANT DEFERRALS                                             8

      3.1     Deferral Election                                   8
      3.2     Election Procedures                                 9
      3.3     Coordination with Qualified Plan                    9


ARTICLE IV

DEFERRALS AND POSTING                                            10

      4.1     Pre-Tax Deferrals                                  10
      4.2     Bonus Deferral                                     10


ARTICLE V

PARTICIPANTS' ACCOUNTS                                           11

      5.1     Individual Participant Accounting                  11
      5.2     Accounting for Investment Funds                    11


ARTICLE VI

INVESTMENT FUNDS AND ELECTIONS                                   12

      6.1     General                                            12
      6.2     Investment of Deferrals                            12
      6.3     Investment of Accounts                             12
      6.4     Investment Returns on Pre-Tax Deferrals            13
      6.5     Restrictions on Investment                         13


ARTICLE VII

VESTING AND FORFEITURES                                          14

      7.1     Fully Vested Accounts                              14



TABLE OF CONTENTS
---------------------------------------------------------------------

ARTICLE VIII
                                                                 PAGE
IN-SERVICE WITHDRAWALS                                           15

      8.1     Withdrawals for General Hardship                   15
      8.2     Withdrawal Processing                              15


ARTICLE IX

DISTRIBUTIONS                                                    16
      9.1     Pre-Tax Accounts                                   16
      9.3     Death Benefit of Accounts                          16
      9.4     Payment of Accounts Due to a Change of Control     16


ARTICLE X

AMENDMENT, TERMINATION, MERGER AND CHANGE OF CONTROL             17


ARTICLE XI

MISCELLANEOUS PROVISIONS                                         18
      11.1    Administration                                     18
      11.2    Finality of Determination                          18
      11.3    Expenses                                           18
      11.4    Indemnification and Exculpation                    18
      11.5    Funding                                            18
      11.6    Corporate Action                                   19
      11.7    Interests not Transferable                         19
      11.8    Effect on Other Benefit Plans                      19
      11.9    Legal Fees and Expenses                            19
      11.10   Deduction of Taxes from Amounts Payable            19
      11.11   Facility of Payment                                19
      11.12   Company Merger                                     20
      11.13   Gender and Number                                  20
      11.14   Invalidity of Certain Provisions                   20
      11.15   Headings                                           20
      11.16   Notice and Information Requirements                20
      11.17   Governing Law                                      20


ARTICLE
------------------------------------------------------------------------------


                                 DEFINITIONS
                                  -----------

        The following sections of this Article I provide basic definitions of terms used throughout the Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

        1.1   "Accounting Period" means each business day.

        1.2 "Accounts" means the record of a Participant's interest in this Plan represented by his or her:

              (a) "Bonus Account" which means a Participant's interest in this Plan composed of Bonus Deferrals posted for each Plan Year on or after January 1, 1994 to the Participant under this Plan, if any (as identified by the Committee) for such Plan Year, plus all income and gains credited to and minus all losses charged to such account, and minus all withdrawals and distributions actually charged to such account; and

              (b) "Pre-Tax Account" means a Participant's interest in this Plan composed of Pre-Tax Deferrals posted for each Plan Year on or after January 1, 1994, to the Participant under this Plan, if any (as identified by the Committee) for such Plan Year, plus all income and gains credited to and minus all losses deemed charged to such account from an Investment Fund and minus all withdrawals and distributions actually charged to such account.

        1.3 "Authorized Leave of Absence" means an absence, with or without Compensation, authorized on a nondiscriminatory basis by a Commonly Controlled Entity under its standard personnel practices applicable to the Employee, including any period of time during which such person is covered by a short-term disability plan of his Employer. The date that an Employee's Authorized Leave of Absence ends shall be determined in accordance with the personnel policies of such Commonly Controlled Entity, which ending date shall be no earlier than the date that the Authorized Leave of Absence is scheduled to end, unless the Employee communicates to such Commonly Controlled Entity that he is to have a Termination of Employment as of an earlier date.

        1.4 "Beneficiary" means with respect to the balance of a Participant's Accounts as of the death of such Participant, each person designated by the Participant on his or her most recent Enrollment Election form approved by the Committee; provided that if a Participant fails to designate a Beneficiary on an Enrollment Election form or if all such designated persons predecease the Participant without the Participant completing a new, approved Enrollment Election form, then Beneficiary means any person designated by the Participant (actually or by default) to receive the balance of any of his or her accounts which are payable with respect to the death of such Participant under the Qualified Plan.

        A Beneficiary's participation continues until his or her Accounts are distributed.

        1.5 "Board of Directors" means the board of directors of the Company.

        1.6 "Bonus Award" means the amount of award payable to a Participant during the Plan Year (without regard to his or her Deferral Election).

        1.7   "CEO" means the Chief Executive Officer of the Company.

        1.8   "Change of Control" shall be deemed to have occurred if:

              (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

              (b) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or

              (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or any employee benefit plan sponsored by the Company, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing an amount greater than two times the aggregate percentage held or controlled by R. L. Parker, his son R. L. Parker, Jr. and the Robert L. Parker Trust (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or

              (d) any three persons (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or any employee benefit plan sponsored by the Company, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
        Act) of securities of the Company whose ownership represents an amount greater than four times the aggregate percentage held or controlled by R.L. Parker, his son R. L. Parker, Jr. and the Robert
        L. Parker Trust (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or

              (e) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period. A Change of Control shall not be deemed to have occurred if banks or other creditors receive the Company's stock in conjunction with transactions involving forgiveness of outstanding debt or debt restructuring agreements.

              (f) at any time an individual is elected to the Board of Directors who was not nominated by the Board of Directors of the Company to stand for election.


        1.9 "Committee" means the committee appointed pursuant to the terms of the Plan to manage and control the operation and administration of the Plan which shall be the same committee for the Qualified Plan.

        1.10 "Commonly Controlled Entity" means an Employer and any corporation, trade or business which is an affiliate of the Employer.

        1.11 "Company" means PARKER DRILLING COMPNAY or any successor corporation by merger, consolidation, purchase, or otherwise.

        1.12  "Company Stock" means common stock of Parker Drilling Company.

        1.13  "Compensation" means:

              (a) for purposes of Pre-Tax Deferrals, pre-tax base pay paid to an Eligible Employee by an Employer during a Plan Year (without regard to any Deferral Election for such Plan Year); and

              (b) for purposes of Bonus Deferrals, a Participant's pre-tax Bonus Award.

        Notwithstanding the foregoing provisions, Compensation shall include elective amounts excludible from gross income under Code sections 125 and 402(a)(8).

        1.14 "Compensation Committee" means the compensation committee of the Board of Directors.

        1.15 "Conversion Election" means an election, on such form that may be required by the Committee, by a Participant to change the method of measuring the investment return on such Participant's Accounts by investment of all or some specified portion of such Participant's Accounts from one Investment Fund to another Investment Fund. No Conversion Election shall be deemed to have been given to the Committee unless it is complete and delivered in accordance with the procedures established by such Committee for this purpose.

        1.16 "Deferrals" means amounts posted to this Plan by a Participant. Specific types of deferrals include:

              (a) "Bonus". An amount posted after 1993 based upon the Participant's Deferral Election to defer some or all of his or her Compensation.

              (b) "Pre-Tax". An amount posted after 1993 based upon the Participant's Deferral Election to defer some or all of his or her Compensation.

        1.17 "Deferral Election" or "Election" means irrevocable elections made by a Participant (a) to reduce his or her Compensation for a Plan Year by an amount equal to the product of his or her Deferral Percentage and such Compensation subject to the Deferral Election; (b) to select whether Deferrals for that Plan Year will be paid in an Installment Form of Payment; and (c) to select a Payment Date for the Deferrals for that Plan Year.

        1.18 "Deferral Percentage" means (a) with respect to Pre-Tax Deferrals, the percentage of a Participant's Compensation for a Plan Year which is to be deferred and posted to this Plan; and (b) with respect to Bonus Deferrals, the percentage of a Participant's Compensation for a Plan Year which is to be deferred and posted to this Plan.

        1.19 "Designated Participant" means an individual who is allowed to be a Participant of this Plan because he or she is on the list of Employees as being an Eligible Employee for the purpose of this Plan as determined by the CEO.

        1.20 "Effective Date" means January 1, 1994, the date upon which the provisions of this document become effective. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date.

        1.21 "Eligible Employee" means any Employee (including an Employee on an Authorized Leave of Absence) of an Employer whose Compensation in the calendar year immediately preceding the calendar year with respect to which a Deferral Election is to be effective was higher than the Compensation for seventy-seven percent (77%) of all such Employees for that Plan Year and who is a Designated Participant.

        1.22 "Employee" means any person who is considered to be an employee pursuant to the personnel policies of, or on and after a Change of Control, who renders services as a common law employee to, the Employer.

        1.23 "Employer" means the Company and any Commonly Controlled Entity whose Employees are eligible to participate in the Plan as determined by the CEO.

        1.24 "Enrollment Election" means irrevocable elections made by a Participant (a) to select the term of his or her Installment Form of Payment; and (b) to select the Payment Date of his or her Accounts following Termination of Employment.

        1.25 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        1.26 "Installment Form of Payment" means with respect to each Plan Year's Pre-Tax Account, the term of years selected by the Participant in his or her annual Deferral Election form over which to pay such Pre-Tax Account in annual installments commencing as of the Payment Date of such Pre-Tax Account and payable on each January 1 thereafter over a period of not less than two
(2) nor more than ten (10) years (stated as a number of whole integers), with each installment being an amount equal to the amount determined by dividing the applicable balance of such Pre-Tax Account as of the date of payment by the number of dates of payment remaining in the installment period (including the current date of payment).

        1.27 "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended, any subsequent Internal Revenue Code and final Treasury Regulations. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

        1.28 "Investment Election" means an election, on such form that may be required by the Committee, made by a Participant to direct the method of measuring the investment return on his or her Deferrals by investment of such Deferrals into one or more Investment Funds. No Investment Election shall be deemed to have been given to the Committee unless it is complete and delivered in accordance with the procedures established by such Committee for this purpose.

        1.29 "Investment Fund" or "Fund" means one or more of the investment alternatives which are available under the Qualified Plan at any determination date, as determined by the CEO.

        1.30 "Notice Date" means the date established by the Committee as the deadline for it to receive a Deferral Election or any other notification with respect to an administrative matter in order to be effective under this Plan which shall be November 30 with respect to each succeeding Plan Year and February 25, 1994 with respect to the 1994 Plan Year.

        1.31 "Participant" means an Eligible Employee who begins to participate in the Plan after completing the eligibility requirements. A Participant's participation continues until his Accounts are distributed.

        1.32  "Payment Date" means:

              (a) with respect to each Plan Year, the date designated by a Participant to distribute or commence to distribute his or her Pre-Tax or Bonus Account for that Plan Year; and

              (b) with respect to a Termination of Employment, the date designated by a Participant for all of his or her Accounts to be distributed or commence to be distributed which date is not later than the first day of the fifteenth (15th) month following a Participant's Termination of Employment.

        1.33 "Plan" means the PARKER DRILLING COMPANY DEFERRED COMPENSATION PLAN, as set forth herein and as hereafter may be amended from time to time.

        1.34 "Plan Year" means the annual accounting period of the Plan which ends on each December 31.

        1.35 "Qualified Plan" means the PARKER DRILLING COMPANY STOCK BONUS PLAN, as amended from time to time.

        1.36 "Settlement Date" means the date on which financial transactions from a Trade Date are settled with cash or an interest in an Investment Fund.

        1.37 "Spouse" means a person who, as of the earlier of a Participant's Payment Date and death, is alive and married to the Participant within the meaning of the laws of the State of the Participant's residence as evidenced by a valid marriage certificate or other proof acceptable to the Committee.

        1.38 "Sweep Date" means the date established by the Committee as the cutoff date and time for the Committee to receive notification with respect to a financial transaction in order to be executed with respect to such Trade Date.

        1.39 "Termination of Employment" occurs when a person ceases to be an Employee (1) as determined by the personnel policies of the Company, or
(2) on and after a Change of Control. Transfer of employment from the Company, or from one affiliate of the Company to another affiliate of the Company, shall not constitute a Termination of Employment for purposes of this Plan.

        1.40 "Trade Date" means the date as of which a financial transaction is executed (e.g. Investment Election, Conversion Election, Payment Date).

ARTICLE II
-----------------------------------------------------------------------------

                                PARTICIPATION

        2.1 Eligibility. On or after the Effective Date, each individual who is an Eligible Employee on a January 1st shall become a Participant for that Plan Year if he has a Deferral Election in effect for that Plan Year.

        2.2 New Hires. On or after the Effective Date, each individual who is employed as an Eligible Employee shall become a Participant for that Plan Year if he has a Deferral Election in effect for that Plan Year.

ARTICLE III
------------------------------------------------------------------------------

                            PARTICIPANT DEFERRALS

        3.1    Deferral Election.

               (a) For each Plan Year commencing on or after January 1, 1994, a Participant who is an Eligible Employee and who desires to have Pre-Tax Deferrals made on his or her behalf shall file a Deferral Election pursuant to procedures specified by the Committee specifying (1) his or her Deferral Percentage of not less than 2% and not more than 100% (stated as a whole integer percentage) and authorizing the Compensation otherwise payable to him or her for a Plan Year to be reduced and deferred hereunder to such Participant's Payment Date which shall not be earlier than two (2) full Plan Years after the date the Deferral Election is received by the Committee; and (2) whether or not the Pre-Tax Account created with respect to such Plan Year will be distributed in the Installment Form of Payment.

               (b) For each Plan Year commencing on or after January 1, 1994, a Participant who is an Eligible Employee and who desires to have a Bonus Deferral made on his or her behalf shall file a Deferral Election pursuant to procedures specified by the Committee specifying his or her Deferral Percentage of not less than 5% nor more than 100% (stated as a whole integer percentage) and authorizing his or her Compensation payable for a Plan Year to be reduced and deferred hereunder to a fixed Payment Date not earlier than two (2) full Plan Years after the date the Deferral Election is received by the Committee; provided however, a Participant's Deferral Election shall be limited to that percentage of his or her Compensation subject to the Deferral Election which will result in no deferral of an amount equal to the Employee's portion of taxes imposed by the Federal Insurance Contributions Act with respect to the Bonus Award, unless such Participant has made other arrangements with and acceptable to the Committee for payment of such taxes.

               (c) Notwithstanding Subsection (a) or (b) hereof, for any Plan Year the Committee may, without amending this Plan, determine that the maximum Deferral Percentage shall be greater or lesser than the percentages set forth in Subsection (a) or (b) hereof. Otherwise, the maximum Deferral Percentage as provided in Subsection
        (a) or (b) hereof shall apply.

               (d) Any Deferral Election which has not been properly completed, or which is submitted at a time when the Participant does not have outstanding a properly completed Investment Election, if permitted, will be deemed not to have been received and be void. A Participant's Deferral Election shall be effective only if received by the Committee on or before the Notice Date for a Plan Year.

        3.2 Election Procedures. If properly received by the Committee, a Deferral Election will be effective only with respect to Compensation paid in a Plan Year to which the Deferral Election applies and only with respect to Compensation paid after the Notice Date for the Deferral Election. Consistent with the above, the Committee may establish rules and procedures governing when a Deferral Election will be effective and what Compensation will be deferred by the Deferral Election; provided such rules and procedures are not more permissive than the terms and provisions of this Plan.

        3.3 Coordination with Qualified Plan. Notwithstanding a Participant's Deferral Election, if a Participant makes a "401(k) Hardship" withdrawal from the Qualified Plan during a Plan Year, the "401(k) Hardship" withdrawal rules of the Qualified Plan, which are intended to be applicable to this Plan, are incorporated by reference herein and made a part hereof, but only to the extent required by Treas. Reg. Section 1.401(k)-1, in order for the Qualified Plan to be a qualified cash or deferral arrangement.

ARTICLE IV
------------------------------------------------------------------------------

                            DEFERRALS AND POSTING

        4.1    Pre-Tax Deferrals.

               (a) Frequency and Eligibility. Subject to the limits of the Plan and to the Committee's authority to limit Deferrals under the terms of this Plan, for each period for which a Deferral Election is in effect, the Employer shall post to each Participant's Pre-Tax Account an amount equal to the amount designated by the Participant as a Pre-Tax Deferral on his or her Deferral Election.

               (b) Posting. Pre-Tax Deferrals made during an Accounting Period shall be posted to each Participant's Pre-Tax Account by the Committee as of the date such Compensation amount would otherwise have been paid to the Participant.

               4.2   Bonus Deferral.

               (a) Frequency and Eligibility. For each period after 1994 for which a Deferral Election is in effect, the Company shall post to this Plan on behalf of each Participant an amount equal to the amount designated by the Participant as a Bonus Deferral on his or her Deferral Election.

               (b) Posting. The Bonus Deferral shall be posted to the Bonus Deferral Account of such Participant as of the date his or her Bonus Award would otherwise have been paid to the Participant.

ARTICLE V
-----------------------------------------------------------------------------


                            PARTICIPANTS' ACCOUNTS

        5.1    Individual Participant Accounting.

               (a) Account Maintenance. The Committee shall cause the Accounts for each Participant to reflect amounts posted to the Accounts and the measurement of investment returns on such Accounts in accordance with this Plan. Investment returns during or with respect to an Accounting Period shall be accounted for at the individual account level by posting such returns to each Account of each affected Participant. Account values shall be maintained in shares, units or dollars.

               (b) Trade Date Accounting and Investment Cycle. For any financial transaction involving a change in the measurement of investment returns, withdrawals or distributions to be executed as of a Trade Date, the Committee must receive instructions by the Sweep Date and such instructions shall apply only to amounts posted to the Accounts as of the Trade Date. Such financial transactions in an Investment Fund shall be posted to a Participant's Accounts as of the Trade Date and based upon the Trade Date values. All such transactions shall be effected on the Settlement Date (or as soon as is administratively feasible) relating to the Trade Date as of which the transaction occurs.

               (c) Suspension of Transactions. Whenever the Committee considers such action to be appropriate, the Committee, in its discretion, may suspend from time to time the Trade Date.

               (d) Error Correction. The Committee may correct any errors or omissions in the administration of this Plan by restoring or charging any Participant's Accounts with the amount that would be credited or charged to the Accounts had no error or omission been made.

        5.2 Accounting for Investment Funds. The Committee is responsible for determining the dollar value or a share or unit value of each Investment Fund as of each Trade Date. Fees and expenses incurred for the management and maintenance of Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Investment Fund.

ARTICLE VI
-----------------------------------------------------------------------------


                        INVESTMENT FUNDS AND ELECTIONS

        6.1 General. This Article will govern investment directions, if permitted by the Committee. If no investment directions by Participants are allowed by the Committee, Section 6.4 will control.

        6.2    Investment of Deferrals.

               (a) Investment Election. Each Participant may direct, by submission to the Committee of a completed Investment Election form provided for that purpose by the Committee, to select a measurement of investment returns for Deferrals posted to his or her Accounts (and the portion of such Accounts attributable to such Deferrals) by investment of such Deferrals (and such portion of Accounts) in one or more Investment Funds. Each Investment Election shall apply proportionately to all Deferrals based upon the relative amount of each. The frequency with which a Participant can make new Investment Elections shall be determined by the Committee.

               (b) Effective Date of Investment Election; Change of Investment Election. A Participant's initial Investment Election will be effective with respect to a Fund on the Trade Date which relates to the Sweep Date on which or prior to which the Investment Election is received pursuant to procedures specified by the Committee. Any Investment Election which has not been properly completed will be deemed not to have been received. A Participant's Investment Election shall continue in effect, notwithstanding any change in his or her Compensation or his or her Deferral Percentage, until the effective date of a new Investment Election. A change in Investment Election shall be effective with respect to a Fund on the Trade Date which relates to the Sweep Date on which or prior to which the Committee receives the Participant's new Investment Election.

        6.3    Investment of Accounts.

               (a) Conversion Election. Notwithstanding a Participant's Investment Election, a Participant or Beneficiary may direct, by submission of a completed Conversion Election form provided for that purpose to the Committee, to change the measurement of investment returns of his or her Accounts from one Investment Fund to another Investment Fund. Each Conversion Election shall apply proportionately to all affected Accounts based upon the relative balance of each.

               (b) Effective Date of Conversion Election. A Conversion Election to change a Participant's measurement of investment returns of his or her Accounts in one Investment Fund to another Fund shall be effective with respect to such Funds on and after the Trade Date which relates to the Sweep Date on which or prior to which the Conversion Election is received pursuant to procedures specified by the Committee. Notwithstanding the foregoing, to the extent required by any provisions of an Investment Fund, the effective date of any Conversion Election may be delayed or the amount of any permissible Conversion Election may be reduced. Any Conversion Election which has not been properly completed will be deemed not to have been received.

        6.4 Investment Returns on Pre-Tax Deferrals. If no investment directions are given by a Participant, his or her Accounts shall be deemed to have been invested in an interest bearing investment. The rate of interest compounded annually deemed to be earned on such Accounts on any day shall be a rate set by the Compensation Committee and announced no later than November 30 for the immediately succeeding Plan Year, and for the 1994 Plan Year shall be the rate announced November 30, 1993; provided however, in no event shall such rate of interest with respect to any Plan Year be less than the prime rate of interest quoted by Citibank, N.A. on the date of announcement, or if no announcement, on November 30. For this purpose, the Trade Date and Settlement Date are the same date as the Payment Date.

        6.5 Restrictions on Investment. The following additional restrictions shall apply to the investment of Deferrals and Accounts:

               (a) No Investment Election or Conversion Election shall be permitted which results in the investment of a Participant's Accounts in an Investment Fund invested primarily in Company Stock; and

               (b) Any limitations, conditions or restrictions which may be imposed by the Committee.

ARTICLE VII
-----------------------------------------------------------------------------



                           VESTING AND FORFEITURES

        7.1 Fully Vested Accounts. A Participant shall be fully vested and have a nonforfeitable right to his Accounts at all times.

ARTICLE VIII
-----------------------------------------------------------------------------


                            IN-SERVICE WITHDRAWALS

        8.1    Withdrawals for General Hardship.

               (a) Requirements. A Participant may request the withdrawal of the amount from his or her Accounts (but no more than the balance of the Accounts) needed to satisfy a financial need by submitting a completed withdrawal request to the Committee.

               (b) Financial Need. A financial need for this purpose is a severe, unanticipated hardship, the occurrence of which is beyond the Participant's control and for which the amount needed to satisfy the hardship is determined only after the Participant has used all reasonably available funds or resources (other than this Plan or the Qualified Plan).

        8.2    Withdrawal Processing.

               (a) Minimum Amount. The minimum amount for any type of withdrawal is $1,000.00.

               (b) Application by Participant. A Participant must submit a completed withdrawal request form to the Committee to apply for any type of withdrawal.

               (c) Approval by Committee. The Committee is responsible for determining that a withdrawal request conforms to the requirements described in this Article.

               (d) Time of Processing. The Company shall process all withdrawal requests which it receives by a Sweep Date, based on the value as of the Trade Date to which it relates, and fund them on the next Settlement Date. The Company shall then make payment to the Participant as soon thereafter as is administratively feasible.

               (e) Medium and Form of Payment. The medium of payment for withdrawals is cash. The form of payment for withdrawals shall be a single payment.

               (f) Investment Fund Sources. Within each Account used for funding a withdrawal, amounts shall be taken in direct proportion to the value of the Participant's Account in each Investment Fund at the time the withdrawal is made.

ARTICLE IX
------------------------------------------------------------------------------

                                DISTRIBUTIONS

        Benefits payable under this Plan shall be paid in the form and time prescribed below.

        9.1    Pre-Tax Accounts.

               (a) Form of Payment. The form of payment of the balance of a Participant's Pre-Tax Account for a Plan Year will be a single sum payment except with respect to those Accounts for which the Participant has selected the Installment Form of Payment on his or her Deferral Election form, in which case such Pre-Tax Accounts will be paid in the Installment Form of Payment.

               (b) Time of Payment. The Payment Date of the balance of a Participant's Pre-Tax Account for a Plan Year shall be the earlier of
        (1) the Payment Date selected in his or her annual Deferral Election form or (2) the Payment Date following a Termination of Employment selected in his or her Enrollment Election form.

        9.2    Bonus Account.

               (a) Form of Payment. The form of payment of the balance of a Participant's Bonus Account for each Plan Year will be a single sum payment.

               (b) Time of Payment. The Payment Date of the balance of a Participant's Bonus Account for each Plan Year shall be the earlier of (1) the fixed Payment Date selected by the Participant on the Deferral Election form for the Plan Year or (2) the Payment Date following a Termination of Employment selected in his or her Enrollment Election form.

        9.3 Death Benefit of Accounts. Upon the death of a Participant, the remaining balance in his or her Accounts shall be paid to the Participant's Beneficiary in a single sum as soon as administratively possible after the Participant's death; provided however, if such payment will result in any portion of the payment (or any other amount paid to such Beneficiary during the same Plan Year) not being deductible by reason of Code section 162(m), the Committee may defer payment to a later Payment Date designated by it and such Accounts shall continue to be invested under this Plan.

        9.4 Payment of Accounts Due to a Change of Control. In the event of a Participant's Termination of Employment within two (2) years following a Change of Control, the balances of his or her Accounts shall be paid immediately in a single sum.

ARTICLE X
------------------------------------------------------------------------------



             AMENDMENT, TERMINATION, MERGER AND CHANGE OF CONTROL

        The Company by action of the Compensation Committee reserves the right to amend this Plan from time to time or to terminate this Plan at any time; provided, however, without the written consent of each Participant and Beneficiary of a deceased Participant, no such action may reduce or relieve the Company of any obligation to pay any balance of Accounts maintained under this Plan as of the date of such amendment or termination. Furthermore, if the Company should ever amend this Plan to provide interest accruals for a Plan Year of less than the prime rate of interest quoted by Citibank, N.A. on the date the interest is established by the Compensation Committee for such Plan Year, without also implementing Participant investment directions into Investment Funds, this Plan shall terminate. Upon termination of this Plan, all Account balances shall be paid immediately in cash in a lump sum to the Participant or Beneficiary thereof.

ARTICLE XI
-----------------------------------------------------------------------------


                           MISCELLANEOUS PROVISIONS

        11.1 Administration. This Plan shall be administered by the Committee. The Committee shall have, to the extent appropriate, the same powers, rights, duties, and obligations with respect to this Plan as the Committee of the Qualified Plan has under each such document (other than the power to amend this Plan). In the event a Participant who is a member of the Committee or who is the CEO has an issue pending before the Committee, such Participant, if a member of the Committee, may not act on, or otherwise participate in, the Committee's action on such issue, and if the CEO, the Committee shall defer authority for action on such issue to the Compensation Committee.

        11.2 Finality of Determination. The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

        11.3 Expenses. The expenses of administering this Plan shall be borne by the Company.

        11.4 Indemnification and Exculpation. The members of the Committee, its agents and officers, directors and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

        11.5 Funding. While all benefits payable under this Plan constitute general corporate obligations, the Company may establish a separate irrevocable grantor trust for the benefit of all Participants, which trust shall be subject to the claims of the general creditors of the Company in the event of the Company's insolvency, to be used as a reserve for the discharge of the Company's obligations under this Plan to such Participants. Any payments made to a Participant under the separate trust for his benefit shall reduce dollar for dollar the amount payable to the Participant from the general assets of the Company. The amounts payable under this Plan shall be reflected on the accounting records of the Company but shall not be construed to create or require the creation of a trust, custodial, or escrow account, except as described above in this section. No Participant (or Beneficiary of a Participant) shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing benefits under this Plan.
Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company, the Committee and a Participant, Beneficiary or any other person. Neither a Participant nor Beneficiary shall acquire any interest greater than that of an unsecured creditor.

        11.6 Corporate Action. Any action required of or permitted by the Company under this Plan shall be by resolution of the Compensation Committee or any person or persons authorized by resolution of the Compensation Committee.

        11.7 Interests not Transferable. The interests of the Participants and their Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered by them.

        11.8 Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of the Qualified Plan maintained by the Company. The treatment of such amounts under other employee benefits plans shall be determined pursuant to the provisions of such plans.

        11.9 Legal Fees and Expenses. After a Change of Control, the Company shall pay all legal fees and expenses which the Participant may incur as a result of the Company's contesting the validity, enforceability or the Participant's interpretation of, or determinations under, this Plan.

        11.10  Deduction of Taxes from Amounts Payable.

               (a) Distribution. The Company shall deduct from the amount to be distributed such amount as the Company, in its sole discretion, deems proper to protect the Company against liability for the payment of death, succession, inheritance, income, or other taxes, and out of money so deducted, the Company may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary or the deceased Participant's estate, as the case may be.

               (b) Withholding. The Company may withhold whatever taxes (including FICA, state or federal taxes) it, in its sole discretion, deems proper to protect the Company against liability for the payment of such withholding taxes and out of the money so deducted, the Company may discharge any such liability. Withholding for this purpose may come from any wages due to the Participant, or if none, from the Participant's Accounts hereunder.

        11.11 Facility of Payment. If a Participant or Beneficiary is declared an incompetent or is a minor and a conservator, guardian, or other person legally charged with his or her care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his or her care. The decision of the Committee in such matters shall be final, binding, and conclusive upon the Company and upon each Participant, Beneficiary, and every other person or party interested or concerned. The Company and the Committee shall not be under any duty to see to the proper application of such payments.

        11.12 Company Merger. This Plan shall be binding and enforceable against any successor corporation to the Company, by merger, consolidation, purchase or otherwise, and such successor corporation shall be substituted hereunder for the Company.

        11.13 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

        11.14 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

        11.15 Headings. The headings or articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

        11.16 Notice and Information Requirements. Except as otherwise provided in this Plan or as otherwise required by law, the Employer shall have no duty or obligation to affirmatively disclose to any Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to be advised of, any material information regarding the Employer, at any time prior to, upon or in connection with the Employer's purchase, or any other distribution or transfer (or decision to defer any such distribution) of any Company Stock or any other stock held under this Plan.

        11.17 Governing Law. This Plan shall be governed by the laws of the State of Oklahoma.

        Executed in one counterpart original this 4th day of October, 1994, but effective as of the Effective Date.

                                    PARKER DRILLING COMPANY


                                    By:/s/JAMES J. DAVIS
                                       --------------------------------
                                       James J. Davis

                                    Title:
                                          -----------------------------
                                          Vice President of Finance
                                          & Chief Financial Officer